XSUNX ANNOUNCES PLANS TO ACCELERATE GROWTH

New Focus on Proprietary Technology Development, Marketing Strengths, and Sales

ALISO VIEJO, Calif., June 18, 2009 -- XsunX, Inc. (OTC Bulletin Board: XSNX), a developer of thin film solar photovoltaic (TFPV) technologies, today announced a expanded strategic plan intended to allow the Company to focus on its core strengths of technology development, marketing, and sales. In addition, XsunX intends to enter into manufacturing supply or licensing agreements with solar PV manufacturers to service its existing sales agreements and new sales opportunities that the company is pursuing.

The Company is adapting to evolving market conditions in the solar industry that have produced significant global manufacturing infrastructure for solar PV components and assembly capabilities in both the traditional silicon and thin film sectors. Following a business model popularized by the semiconductor and electronics industries, XsunX will focus on product development, marketing, and sales, and will either create joint business agreements, contract for production services or license its proprietary technologies. This approach allows for a high degree of flexibility and innovation to more easily adjust to changes in the renewable energy market.

“With the high costs required to establish and maintain in-house manufacturing operations, we believe that leveraging and adapting the use of existing infrastructure available from other companies is a very attractive option,” stated Tom Djokovich, XsunX CEO. “This plan allows us to reduce start-up and operating costs, better service or assist partners in servicing new regions, and refocuses resources towards the development and deployment of new solar PV technologies through multiple partners.”

XsunX has already begun working to implement aspects of its expanded strategic plan intended to move the company away from continuous reliance on costly manufacturing infrastructure and, instead, to establish manufacturing supply and service agreements, when most practical, with companies specializing in solar module component manufacture, assembly, and equipment supply.

“In interviewing and negotiating with potential partners, we found instances where either process lines could be adapted to service our requirements or extra capacity was available to service our specific needs,” said Djokovich. “The main objective for XsunX is to focus on technology development, sales, and generating revenues while reducing the need for large infrastructure investments that tax shareholder equity and delay the roll-out of business initiatives and revenues,” concluded Djokovich.

The company anticipates hiring additional product development and marketing personnel in the future and is currently accessing facility needs. As XsunX continues to work toward the development of innovative new thin-film photovoltaic technologies, the company anticipates providing announcements related to initiatives for high efficiency TFPV technology later this summer.

XsunX is working to schedule an open line Q&A conference call for the week of June 29th for the investment community to discuss with our executive management team questions pertaining to the Company’s expanded strategic plans and progress. The specific day and time of the conference will be provided to the public as soon as the schedule is finalized.

 For more information about XsunX, please visit XsunX Web site:  http://www.XsunX.com

Contact: For XsunX, Inc. Investor & Media Relations Tel: (888) 797-4527

Safe Harbor Statement:  Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  When used in this press release, the words “anticipate”, “believe”, “estimate”, “may”, “intend”, “expect” and similar expressions identify such forward-looking statements.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties.  These include, but are not limited to, risks and uncertainties associated with:  the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.